UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

 FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 2, 2006

WORLD ENERGY SOLUTIONS, INC.

(Exact Name of Small Business Issuer in Its Charter)

Florida	000-25097	65-0783722
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3900A 31st Street North, St. Petersburg, Florida	33714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 727-525-5552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006 World Energy Solutions, Inc. (“WES” or the “Company”) entered into a Subcontract Agreement (the “Agreement”) with Fort Berthold Development Corporation, Inc. (“FBDC”) to participate as a subcontractor on construction projects where FBDC will be the General Contractor for the United States Department of the Interior (“DOI”). The term of the Agreement is for one year. FBDC is identified as the General Contractor under an existing contract with the DOI.

            Under the Agreement, WES will provide all management, supervision, estimating, labor, material, tools, and equipment necessary for the performance of minor construction, rehabilitation, alterations and new construction for various DOI locations and installations within the Washington D.C. metropolitan area and nationwide as requested by FBDC in various task orders submitted to WES. The Company’s entry into the Agreement follows its earlier execution of a Teaming Agreement with FBDC to pursue procurement of contracts with the United States Government in response to its dissemination of requests for proposals to obtain goods and services. The Agreement furthers the business plan of FBDC and WES to jointly cooperate in the submission of proposals to and procurement of contracts with the United States Government regarding comprehensive energy savings and construction solutions for government facilities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Location and Description Reference

(10.0) Material Definitive Contract

(10.1) Subcontract Agreement Between Fort Berthold Development Corporation, Inc. and World Energy Solutions, Inc.

            Filed Herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                WORLD ENERGY SOLUTIONS, INC.

                                                (Registrant)

Dated: May 2, 2006

                                                By: /s/ Benjamin C. Croxton

Benjamin C. Croxton

                                                Chief Executive Officer

                                                Chief Financial Officer